 EXHIBIT 99.1
FOR IMMEDIATE RELEASE
QUALCOMM Contact:
Bill Davidson
Vice President, Investor Relations
1-(858) 658-4813 (ph) 1-(858) 651-9303 (fax)
e-mail: ir@qualcomm.com
QUALCOMM Announces First Quarter Fiscal 2006 Results
Revenues $1.74 Billion, Diluted EPS $0.36
Pro Forma Revenues $1.74 Billion, Diluted EPS $0.39
Reaffirms Fiscal 2006 Guidance
SAN DIEGO – January 25, 2006 – QUALCOMM Incorporated (NASDAQ: QCOM) today announced results for its first quarter of fiscal 2006 ended December 25, 2005.
Total QUALCOMM (GAAP) First Quarter Results:
Total QUALCOMM results are reported in accordance with Generally Accepted Accounting Principles (GAAP).
•	Revenues: $1.74 billion, up 25 percent year-over-year and 12 percent sequentially.

•	Net income: $620 million, up 21 percent year-over-year and 15 percent sequentially.

•	Diluted earnings per share: $0.36, up 20 percent year-over-year and 13 percent sequentially.

•	Effective tax rate: 16 percent for the quarter. Fiscal 2006 estimated tax rate of approximately 22 percent.

•	Estimated share-based compensation: $82 million, net of tax.

•	Operating cash flow: $596 million, up 50 percent year-over-year; 34 percent of revenue.

•	Return of capital to stockholders: In the quarter, we announced a new $2.5 billion stock repurchase program to replace the prior program which had $1 billion of repurchase authority remaining, and announced dividends totaling $148 million, or $0.09 per share, which were paid on January 4, 2006.
QUALCOMM Pro Forma First Quarter Results:
Pro forma results exclude the QUALCOMM Strategic Initiatives (QSI) segment, estimated share-based compensation and tax benefits related to prior years.
•	Revenues: $1.74 billion, up 25 percent year-over-year and 12 percent sequentially.

•	Net income: $667 million, up 41 percent year-over-year and 23 percent sequentially.

•	Diluted earnings per share: $0.39, up 39 percent year-over-year and 22 percent sequentially, excludes $0.01 loss per share attributable to the QSI segment, $0.05 loss per share

-more-

QUALCOMM Announces First Quarter Fiscal 2006 Results	Page 2 of 18
attributable to estimated share-based compensation and $0.03 earnings per share attributable to tax benefits related to prior years.

•	Effective tax rate: 26 percent for the quarter and estimated for fiscal 2006.

•	Free cash flow: $531 million, up 93 percent year-over-year; 30 percent of revenue. (Defined as net cash from operating activities less capital expenditures)
Detailed reconciliations between total QUALCOMM (GAAP) results and QUALCOMM pro forma results and cash flows are included at the end of this news release. Prior period reconciliations are presented on our Investor Relations web page at www.qualcomm.com.
“We delivered record first quarter revenue and strong year-over-year growth led by demand for our chips,” said Dr. Paul E. Jacobs, CEO of QUALCOMM. “I’m pleased to see continued execution on our product roadmaps as we partner with manufacturers, operators and developers to bring new innovations to market. In emerging wireless markets like China and India, demand for low-end CDMA phones is increasing; in more established markets like the United States, South Korea, Japan and Europe, subscribers continue to migrate and upgrade to feature rich 3G devices and services.”
“Looking forward, we expect continued growth of CDMA2000® 1xEV-DO products in North America, Japan, South Korea and Latin America. We remain encouraged by the consumer uptake of WCDMA services in Japan and Europe, and will continue working closely with operators during their ongoing WCDMA and HSDPA network deployment and optimization efforts. We remain well positioned to capitalize on the growth of 3G, thanks to the extensive value chain of partnerships that exists to rapidly bring new innovations to consumers and enterprise customers.”
“QUALCOMM has a proven history of bringing the most advanced wireless technologies to market for large-scale deployments. The recent closure of the Flarion acquisition enhances QUALCOMM’s strong position in OFDMA and further demonstrates our commitment to consistently add to our intellectual property (IP) portfolio through internal research and development and acquisition. Our research and development activities combined with our unique business model help enable our partners to supply wireless products and services with new features and functionality that drive incremental revenue growth for the industry.”

QUALCOMM Announces First Quarter Fiscal 2006 Results	Page 3 of 18
Cash and Marketable Securities
QUALCOMM’s cash, cash equivalents and marketable securities totaled approximately $9.4 billion at the end of the first quarter of fiscal 2006, compared to $8.7 billion at the end of the prior quarter and $8.0 billion a year ago. On January 12, 2006, we announced a quarterly cash dividend of $0.09 per common share, payable on March 24, 2006 to stockholders of record on February 24, 2006.
Estimated Share-Based Compensation
In the first quarter of fiscal 2006, we adopted revised Statement of Financial Accounting Standards No. 123, Share-Based Payment (FAS 123R), which requires that share-based compensation be recorded in our financial statements. Historically, this had been identified in the footnote disclosures to our financial statements in accordance with FAS 123. We have implemented FAS 123R using the modified prospective method. Under this method, prior periods are not revised for comparative purposes. Our share-based compensation is estimated utilizing a lattice binomial option valuation model and has been classified in the appropriate categories of our operating expenses. However, estimated share-based compensation is not allocated to our business segments because we do not consider it relevant when evaluating the operating performance of our business segments, and is also excluded from QUALCOMM pro forma results. Total QUALCOMM (GAAP) net income for the first quarter of fiscal 2006 included estimated share-based compensation of $82 million, net of tax, or $0.05 per share.
Research and Development

		Estimated		Total
	QUALCOMM	Share-Based		QUALCOMM
($ in millions)	Pro Forma	Compensation	QSI	(GAAP)
First quarter fiscal 2006	$273	$52	$15	$340
First quarter fiscal 2005	$219	$—	$9	$228
Year-over-year change	25%		67%	49%
Pro forma research and development (R&D) expenses increased 25 percent year-over-year, primarily due to additional engineering resources for the development of integrated circuit products and other initiatives to support low-cost phones, multimedia applications, high-speed wireless access and multimode, multiband, multinetwork products and technologies, including CDMA2000, 1xEV-DO, WCDMA, HSDPA, GSM/GPRS/EDGE and OFDMA, and the development of our iMoD display

QUALCOMM Announces First Quarter Fiscal 2006 Results	Page 4 of 18
products. QSI R&D expenses increased year-over-year primarily due to increased expenses related to MediaFLO USA.
Selling, General and Administrative

		Estimated		Total
	QUALCOMM	Share-Based		QUALCOMM
($ in millions)	Pro Forma	Compensation	QSI	(GAAP)
First quarter fiscal 2006	$168	$58	$13	$239
First quarter fiscal 2005	$143	$—	$5	$148
Year-over-year change	17%		160%	61%
Pro forma selling, general and administrative (SG&A) expenses increased 17 percent year-over-year, largely attributable to increases in employee related expenses to support our growing worldwide customer base, and professional fees related to legal and patent activities. QSI SG&A expenses increased year-over-year primarily due to increased expenses related to MediaFLO USA.
Effective Income Tax Rate
Our fiscal 2006 effective income tax rate is estimated to be approximately 22 percent, compared to 24 percent in fiscal 2005. Our fiscal 2006 QUALCOMM pro forma effective tax rate is estimated to be approximately 26 percent, compared to 30 percent in fiscal 2005. The decrease in our fiscal 2006 estimated annual effective tax rates compared to our fiscal 2005 tax rates for both total QUALCOMM (GAAP) and QUALCOMM pro forma is primarily the result of projected increased foreign earnings in 2006 taxed at a lower rate. A benefit of approximately $0.03 per share was recorded in the first quarter of fiscal 2006 related to the expected impact of prior year tax audits completed during the quarter. This benefit reduced the rate for the first quarter of fiscal 2006 for total QUALCOMM (GAAP) to approximately 16 percent. For fiscal 2006 QUALCOMM pro forma presentation we excluded this $0.03 diluted earnings per share benefit to provide a clearer understanding of our ongoing tax rate and after tax earnings.
QUALCOMM Strategic Initiatives
The QSI segment includes our strategic investments and related income and expenses. Total QUALCOMM (GAAP) results for the first quarter of fiscal 2006 include $0.01 loss per share for the QSI segment compared to $0.02 diluted earnings per share for the first quarter of fiscal 2005. The

QUALCOMM Announces First Quarter Fiscal 2006 Results	Page 5 of 18
first quarter fiscal 2006 QSI results include $28 million of operating expenses, primarily related to MediaFLO USA, and $20 million of equity in losses of investees.
Business Outlook
The following statements are forward-looking and actual results may differ materially. Please see “Note Regarding Forward-Looking Statements” at the end of this news release for a description of certain risk factors and QUALCOMM’s annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of risks. Due to their nature, certain income and expense items, such as realized investment gains or losses in QSI, gains and losses on certain derivative instruments or asset impairments, cannot be accurately forecast. Accordingly, the Company excludes forecasts of such items from its business outlook, and actual results may vary materially from the business outlook if the Company incurs any such income or expense items.
Although estimated share-based compensation is included in the business outlook for total QUALCOMM (GAAP), actual estimated share-based compensation recorded under FAS 123R may vary materially from the business outlook as the methodology used to calculate this estimate is dependent on a variety of assumptions which are subject to market fluctuations and other variable factors. A pro forma business outlook is provided below consistent with the presentation of pro forma results provided elsewhere herein and also excludes in-process R&D expense related to acquisitions completed in the second quarter of fiscal 2006.
We continue to expect strong revenue, earnings and cash flow growth in 2006 and are reaffirming our fiscal 2006 revenue and earnings guidance for total QUALCOMM (GAAP), QUALCOMM pro forma and our 2006 calendar year handset guidance.

QUALCOMM Announces First Quarter Fiscal 2006 Results	Page 6 of 18
The following estimates are approximations and are based on the current business outlook:
Business Outlook Summary
SECOND QUARTER

			Current Guidance
	Q2’05		Q2’06
	Results		Estimates

QUALCOMM Pro Forma
Revenues	$1.37	B	$1.63B - $1.73	B
Year-over-year change			increase 19% - 27%
Diluted earnings per share (EPS)	$0.29		$0.35- $0.37
Year-over-year change			increase 21% - 28%

Total QUALCOMM (GAAP)
Revenues	$1.37	B	$1.63B - $1.73	B
Year-over-year change			increase 19% - 27%
Diluted earnings per share (EPS)	$0.31		$0.28- $0.30
Year-over-year change			decrease 3% - 10%
Diluted EPS attributable to in-process R&D	n/a		$(0.01)
Diluted EPS attributable to QSI	$(0.01)		$(0.01)
Diluted EPS attributable to estimated share-based compensation	n/a		$(0.05)
EPS attributable to tax benefit related to prior years	$0.03		n/a

Metrics
MSM Shipments	approx. 37M		44M - 46M
CDMA/WCDMA handset units shipped	approx. 52M*		59M - 61M	*
CDMA/WCDMA handset unit wholesale average selling price	approx. $207*		$209	*

*	Shipments in Dec. quarter, reported in Mar. quarter
FISCAL YEAR

			Prior Guidance	Current Guidance
	FY 2005		FY 2006	FY 2006
	Results		Estimates	Estimates

QUALCOMM Pro Forma
Revenues	$5.67	B	$6.7B - $7.1B	$6.7B - $7.1	B
Year-over-year change			increase 18% - 25%	increase 18% - 25%
Diluted earnings per share (EPS)	$1.16		$1.43 - $1.47	$1.43 - $1.47
Year-over-year change			increase 23% - 27%	increase 23% - 27%

Total QUALCOMM (GAAP)
Revenues	$5.67	B	$6.7B - $7.1B	$6.7B - $7.1	B
Year-over-year change			increase 18% - 25%	increase 18% - 25%
Diluted earnings per share (EPS) (1)	$1.26		$1.19 - $1.23	$1.19 - $1.23
Year-over-year change			decrease 2% - 6%	decrease 2% - 6%
Diluted EPS attributable to in-process R&D	n/a		n/a	$(0.01)
Diluted EPS attributable to QSI	$0.06		$(0.06)	$(0.06)
Diluted EPS attributable to estimated share-based compensation	n/a		$(0.18)	$(0.20)
Diluted EPS attributable to tax benefit related to prior years	$0.04		$0.00	$0.03

Metrics
Fiscal year* CDMA/WCDMA handset unit wholesale average selling price	approx. $215		approx. $210	approx. $210

*	Shipments in Sep. to June quarters, reported in Dec. to Sep. quarters
CALENDAR YEAR Handset Estimates

	Prior Guidance	Current Guidance	Prior Guidance	Current Guidance
	Calendar 2005	Calendar 2005	Calendar 2006	Calendar 2006
CDMA/WCDMA handset unit shipments	Estimates	Estimates	Estimates	Estimates

March quarter actuals	approx. 43M	approx. 43M	not provided	not provided
June quarter actuals	approx. 48M	approx. 48M	not provided	not provided
September quarter	51M - 53M	approx. 52M	not provided	not provided
December quarter	not provided	59M - 61M	not provided	not provided

Calendar year range	200M - 205M	202M - 204M	255M - 270M	255M - 270M

	Midpoint	Midpoint	Midpoint	Midpoint
CDMA/WCDMA units	202M	203M	262M	262M
CDMA units	158M	158M	176M	176M
WCDMA units	44M	45M	86M	86M

(1)	The dilution per share related to the acquired in-process R&D and the increased estimated share-based compensation for fiscal 2006 are offset by tax benefits related to prior years, and as a result, fiscal 2006 guidance for total QUALCOMM has not changed from our prior guidance.

QUALCOMM Announces First Quarter Fiscal 2006 Results	Page 7 of 18
Results of Business Segments (dollars in millions, except per share data):
First Quarter — Fiscal Year 2006

						Estimated Share-			Total
				Reconciling	QUALCOMM Pro	Based	Tax		QUALCOMM
Segments	QCT	QTL	QWI	Items (1)	Forma	Compensation (2)	Adjustment (3)	QSI	(GAAP)
Revenues	$1,033	$564	$166	$(22)	$1,741	$—	$—	$—	$1,741
Change from prior year	19%	41%	4%	N/M	25%	—	—	—	25%
Change from prior quarter	13%	13%	(2%)	N/M	12%	—	—	—	12%
EBT	$300	$517	$17	$72	$906	$(122)	$—	$(48)	$736
Change from prior year	24%	44%	6%	N/M	36%	N/M	—	N/M	5%
Change from prior quarter	13%	15%	(19%)	N/M	11%	N/M	—	N/M	(6%)
Net income (loss)					667	(82)	56	(21)	620
Change from prior year					41%	N/M	N/M	N/M	21%
Change from prior quarter					23%	N/M	N/M	N/M	15%
Diluted EPS					$0.39	$(0.05)	$0.03	$(0.01)	$0.36
Change from prior year					39%	N/M	N/M	N/M	20%
Change from prior quarter					22%	N/M	N/M	N/M	13%
Diluted shares used					1,702	1,702	1,702	1,702	1,702
Fourth Quarter — Fiscal Year 2005

							Total
				Reconciling	QUALCOMM Pro		QUALCOMM
Segments	QCT	QTL	QWI	Items (1)	Forma	QSI	(GAAP)
Revenues	$912	$497	$170	$(19)	$1,560	$—	$1,560
EBT	266	451	21	75	813	(27)	$786
Net income (loss)					543	(5)	$538
Diluted EPS					$0.32	$—	$0.32
Diluted shares used					1,686	1,686	1,686
First Quarter — Fiscal Year 2005

							Total
				Reconciling	QUALCOMM Pro		QUALCOMM
Segments	QCT	QTL	QWI	Items (1)	Forma	QSI	(GAAP)
Revenues	$865	$400	$159	$(34)	$1,390	$—	$1,390
EBT	242	358	16	48	664	40	$704
Net income					474	39	$513
Diluted EPS					$0.28	$0.02	$0.30
Diluted shares used					1,704	1,704	1,704
Second Quarter — Fiscal Year 2005

								Total
				Reconciling	QUALCOMM Pro	Tax Adjustments		QUALCOMM
Segments	QCT	QTL	QWI	Items (1)	Forma	(4)	QSI	(GAAP)
Revenues	$746	$493	$151	$(25)	$1,365	$—	$—	$1,365
EBT	158	448	8	52	666	—	(33)	$633
Net income (loss)					487	55	(10)	$532
Diluted EPS					$0.29	$0.03	$(0.01)	$0.31
Diluted shares used					1,704	1,704	1,704	1,704
Twelve Months — Fiscal Year 2005

								Total
				Reconciling	QUALCOMM Pro	Tax Adjustments		QUALCOMM
Segments	QCT	QTL	QWI	Items (1)	Forma	(4)(5)	QSI	(GAAP)
Revenues	$3,290	$1,839	$644	$(100)	$5,673	$—	$—	$5,673
EBT	852	1,663	57	227	2,799	—	10	$2,809
Net income					1,970	71	102	$2,143
Diluted EPS					$1.16	$0.04	$0.06	$1.26
Diluted shares used					1,694	1,694	1,694	1,694

(1)	Reconciling items related to revenues consist primarily of other non-reportable segment revenues less intersegment eliminations. Reconciling items related to earnings before taxes consist primarily of corporate expenses, charges that are not allocated to the segments for management reporting purposes, unallocated net investment income, non-reportable segment results, interest expense and the elimination of intercompany profit.

(2)	During the first quarter of fiscal 2006, the Company adopted the fair value recognition provisions of FAS 123R using a modified prospective application. Under this method, prior periods are not revised for comparative purposes. Share-based compensation is included in operating expenses as part of employee-related costs but is not allocated to our segments as these estimated costs are not considered relevant by management in evaluating segment performance.

(3)	During the first quarter of fiscal 2006, the Company recorded a $56 million tax benefit, or $0.03 per share, related to the expected impact of prior year tax audits completed during the quarter. For fiscal 2006 pro forma presentation, results have been adjusted to exclude this tax benefit attributable to prior years.

QUALCOMM Announces First Quarter Fiscal 2006 Results	Page 8 of 18
(4)	During the second quarter of fiscal 2005, the Company decreased its estimate of R&D costs allocable to the Company’s foreign operations under an intercompany cost sharing agreement. Due to this change in estimate, the effective tax rate in the second quarter for total QUALCOMM (GAAP) included a $55 million benefit, or $0.03 diluted earnings per share, related to fiscal 2004. For fiscal 2005 pro forma presentation, results have been adjusted to exclude the tax benefit attributable to fiscal 2004.
(5)	During the third quarter of fiscal 2005, the Company made an election to compute its California tax on the basis of its U.S. operations only, which resulted in a $38 million tax benefit. Our effective tax rate in the third quarter of fiscal 2005 for total QUALCOMM (GAAP) includes a $16 million tax benefit, or $0.01 diluted earnings per share, for this California tax election related to fiscal 2004. For fiscal 2005 pro forma presentation, results have been adjusted to exclude the tax benefit attributable to fiscal 2004.
N/M – Not Meaningful
Sums may not equal totals due to rounding.
Business Segment Information
QUALCOMM CDMA Technologies (QCT)
•	QCT shipped a new record of approximately 47 million MSM chips to customers worldwide during the first quarter of fiscal 2006, compared to approximately 39 million units in the same quarter of fiscal 2005 and approximately 40 million units in the fourth quarter of fiscal 2005. As previously reported, we have surpassed 2 billion cumulative chip shipments since we shipped the first CDMA MSM chip in 1996.

•	We announced our DMMX (DO Multicarrier Multilink eXtensions) and HMMX (HSDPA Multicarrier Multilink eXtensions) platforms to support the long-term roadmaps of EV-DO and HSDPA.

•	The number of 3G CDMA-based devices commercially available incorporating our MSMs continues to grow at an accelerating pace, with 154 1xEV-DO and 55 WCDMA commercial advanced 3G devices launched to date.

•	We actively supported the world’s first widespread High-Speed Downlink Packet Access (HSDPA) deployment recently launched by Cingular Wireless in the United States in December 2005. We worked with several leading device manufacturers to develop and validate multiple mobile devices for the HSDPA network, including certain models based on our MSM6275™ chipset.
QUALCOMM Technology Licensing (QTL)
•	In the first quarter of fiscal 2006, three new licensees entered into CDMA subscriber equipment license agreements. One of the three agreements was with a WCDMA licensee in China, bringing the total WCDMA agreements with Chinese manufacturers to seven, all at our standard royalty rates.

QUALCOMM Announces First Quarter Fiscal 2006 Results	Page 9 of 18
•	Licensee information for the fourth quarter of fiscal 2005 as reported by licensees in the first quarter of fiscal 2006:
o	Worldwide shipments of approximately 52 million CDMA2000 and WCDMA subscriber units at an average selling price of approximately $215 were reported.

o	We estimate WCDMA royalties contributed approximately 40 percent of total royalties reported compared to approximately 32 percent in the year ago quarter and approximately 41 percent reported in the prior quarter.

o	22 handset suppliers actively supplied WCDMA products, compared to 17 reported in the fourth quarter of fiscal 2005.

o	48 handset suppliers actively supplied CDMA2000 1x and 1xEV-DO products, compared to 46 reported in the fourth quarter of fiscal 2005.
QUALCOMM Wireless & Internet Group (QWI)
     QUALCOMM Internet Services (QIS)
•	As of January 25, 2006, 59 wireless operators were offering BREW services in 28 countries, including new customers obtained as part of our ELATA acquisition.

•	Through December 2005, three operators, including ALLTEL, O2 and Sprint have entered into agreements to license the uiOne user interface offering.
     QUALCOMM Wireless Business Solutions® (QWBS)
•	We shipped approximately 11,800 satellite-based systems (OmniTRACS®, EutelTRACS™ and TruckMAIL™) in the first quarter of fiscal 2006 compared to approximately 13,300 in the first quarter of fiscal 2005 and approximately 11,000 in the fourth quarter of fiscal 2005. This brings the cumulative total satellite-based systems shipped worldwide to more than 578,000.

•	We shipped approximately 15,100 terrestrial-based systems (OmniExpress®, GlobalTRACS® and T2 Untethered TrailerTRACS™) in the first quarter of fiscal 2006 compared to approximately 11,600 terrestrial-based systems in the first quarter of fiscal 2005 and approximately 17,500 terrestrial-based systems in the fourth quarter of fiscal 2005. This brings the cumulative total terrestrial-based systems shipped worldwide to more than 100,000.

QUALCOMM Announces First Quarter Fiscal 2006 Results	Page 10 of 18
QUALCOMM Strategic Initiatives (QSI)
     MediaFLO USA
•	In December 2005, we announced plans to work with Verizon Wireless to bring its customers real-time mobile video over the MediaFLO™ USA network. We expect Verizon Wireless will be the first wireless service provider to use the MediaFLO USA network to deliver mobile TV services.

•	In January 2006, we conducted a live, over-the-air demonstration of FLO Technology with LG Electronics MobileComm (LG) and Samsung Electronics Co., Ltd., during the 2006 International Consumer Electronics Show in Las Vegas. The demonstrations were the first featuring FLO Technology on handsets from major device manufacturers.
Other
•	In the second quarter of fiscal 2006, we completed the acquisition of Flarion Technologies, Inc., a developer of OFDMA technology.

•	In the second quarter of fiscal 2006 we also completed the acquisition of Berkana Wireless Inc., a fabless semiconductor company, that provides complementary metal oxide semiconductor (CMOS) radio frequency integrated circuits (RFICs).
Conference Call
QUALCOMM’s first quarter fiscal 2006 earnings conference call will be broadcast live on January 25, 2006 beginning at 2:30 p.m. Pacific Standard Time on the Company’s web site at: www.qualcomm.com. This conference call may contain forward-looking financial information. The conference call will include a discussion of “non-GAAP financial measures” as that term is defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP, as well as the other material financial and statistical information to be discussed in the conference call, will be posted on the Company’s Investor Relations web site at www.qualcomm.com immediately prior to commencement of the call. A taped audio replay will be available via telephone on January 25, 2006 beginning at approximately 5:30 p.m. (PST) through February 8, 2006 at 5:30 p.m. (PST). To listen to the replay, U.S. callers may dial (800) 642-1687 and international callers may dial (706) 645-9291. U.S. and international callers should use reservation number 4046245. An audio replay of the conference call will be available on the Company’s web site at www.qualcomm.com for two weeks following the live call.

QUALCOMM Announces First Quarter Fiscal 2006 Results	Page 11 of 18
Editor’s Note: If you would like additional information on QUALCOMM, please view the QUALCOMM press room at http://www.qualcomm.com/press/index.html.
QUALCOMM Incorporated (www.qualcomm.com) is a leader in developing and delivering innovative digital wireless communications products and services based on the Company’s CDMA digital technology. Headquartered in San Diego, Calif., QUALCOMM is included in the S&P 500 Index and is a 2005 FORTUNE 500® company traded on The Nasdaq Stock Market® under the ticker symbol QCOM.
Note Regarding Use of Non-GAAP Financial Measures
The Company presents pro forma financial information that excludes the QUALCOMM Strategic Initiatives (QSI) segment, estimated share-based compensation, tax benefits related to prior years, and acquired in-process R&D expense. Pro forma financial measures used by the Company’s management include pro forma revenues, pro forma cost of equipment and services revenues, pro forma R&D expenses, pro forma SG&A expenses, pro forma total operating expenses, pro forma operating income (loss), pro forma net investment income, pro forma income before income taxes, pro forma income tax expense, pro forma effective tax rate, pro forma diluted earnings per share, pro forma operating cash flow, and pro forma free cash flow. Pro forma information is used by management to evaluate, assess and benchmark the Company’s operating results, and the Company believes that pro forma reporting represents relevant and useful information that is widely used by analysts, investors and other interested parties in its industry.
The Company’s management uses pro forma financial information excluding QSI and share-based compensation to evaluate, assess and benchmark the Company’s operating results because the effects of fluctuations in the value of investments and share-based compensation are viewed by management as unrelated to the Company’s operational performance, and share-based compensation is not an expense that requires or will require cash payment by the Company. QSI results relate to strategic investments for which the Company has exit strategies of varying durations. The Company believes that financial data excluding the QSI segment and the estimate of share-based compensation provides investors with meaningful information about the Company’s ongoing core operating businesses, including QUALCOMM CDMA Technologies, QUALCOMM Technology Licensing and QUALCOMM Wireless & Internet. This presentation

QUALCOMM Announces First Quarter Fiscal 2006 Results	Page 12 of 18
is also useful to investors in evaluating performance on a basis that is consistent and comparable with periods prior to the adoption of FAS 123R in the first quarter of fiscal 2006.
The Company presents pro forma results excluding certain tax benefits related to prior years to provide management, as well as investors, a clearer understanding of its ongoing tax rate and after tax earnings. The Company believes that this presentation is useful in evaluating performance on a consistent and comparable basis.
The Company presents pro forma financial information for fiscal 2006 excluding acquired in-process R&D expense to evaluate, assess and benchmark the Company’s operating performance because acquired in-process R&D expense is viewed by management as unrelated to the operating activities of the Company’s ongoing core businesses. Management believes that this presentation is useful to evaluate performance on a consistent and comparable basis.
The Company’s management uses pro forma cash flow information including marketable securities to analyze increases and decreases in certain of its liquid assets, comprised of cash, cash equivalents and marketable securities. Management views certain marketable securities as liquid assets available to fund operations, which result from cash management strategies designed to increase yields. However, these marketable securities do not meet the definition of cash equivalents in accordance with Statement of Financial Accounting Standards No. 95, “Statement of Cash Flows.” Since the GAAP statements of cash flows reconcile the Company’s beginning and ending cash and cash equivalents balances, the purchases and sales of marketable securities are presented as inflows and outflows. For purposes of internal analysis of the Company’s cash position, management does not view these transactions as inflows and outflows from the business, but as cash management transactions. If required, most of such investments could be settled relatively quickly as additional cash resources are needed. The Company believes that this non-GAAP presentation is a helpful measure of the Company’s liquidity.
The Company presents free cash flow, defined as net cash provided by operating activities less capital expenditures, for the first quarter of fiscal 2006 and 2005, to facilitate an understanding of the amount of cash flow generated that is available to grow its business and to create long-term shareholder value. The Company believes that this presentation is useful in evaluating its operating

QUALCOMM Announces First Quarter Fiscal 2006 Results	Page 13 of 18
performance and financial strength. In addition, management and investors use this measure to value the Company and to compare its operating performance with other companies in the industry.
The non-GAAP pro forma financial information presented herein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, pro forma is not a term defined by GAAP, and, as a result, the Company’s measure of pro forma results might be different than similarly titled measures used by other companies. Reconciliations between total QUALCOMM (GAAP) results and QUALCOMM pro forma results and total QUALCOMM (GAAP) cash flow and QUALCOMM pro forma changes in cash, cash equivalents and marketable securities are presented herein.
Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties. Actual results may differ substantially from those referred to herein due to a number of factors, including but not limited to risks associated with: the rate of development, deployment and commercial acceptance of CDMA-based networks and CDMA-based technology, including CDMA2000 1X, 1xEV-DO, WCDMA, and HSDPA both domestically and internationally; our dependence on major customers and licensees; fluctuations in the demand for CDMA-based products, services or applications; foreign currency fluctuations; strategic loans, investments and transactions the Company has or may pursue; our dependence on third party manufacturers and suppliers; our ability to maintain and improve operational efficiencies and profitability; developments in current and future litigation, the development, deployment and commercial acceptance of the MediaFLO USA network and FLO technology; as well as the other risks detailed from time-to-time in the Company’s SEC reports.
###
QUALCOMM, Mobile Station Modem, MSM, FLO , MediaFLO , MSM6275, OmniTRACS, EutelTRACS, TruckMAIL, OmniExpress, GlobalTRACS, T2 Untethered TrailerTRACS and BREW are trademarks and/or service marks of QUALCOMM Incorporated. CDMA2000® is a registered trademark of the Telecommunications Industry Association. All other trademarks are the property of their respective owners.

QUALCOMM Announces First Quarter Fiscal 2006 Results	Page 14 of 18
QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THIS SCHEDULE IS TO ASSIST THE READER IN RECONCILING FROM
PRO FORMA RESULTS TO TOTAL QUALCOMM RESULTS
(In millions, except per share data)
(Unaudited)

	Three Months Ended December 25, 2005
			Estimated					Total
	QUALCOMM		Share-Based		Tax			QUALCOMM
	Pro Forma		Compensation		Adjustment	QSI		(GAAP)
Revenues:
Equipment and services	$1,150		$—		$—	$—		$1,150
Licensing and royalty fees	591		—		—	—		591

	1,741		—		—	—		1,741

Operating expenses:
Cost of equipment and services revenues	505		12		—	—		517
Research and development	273		52		—	15		340
Selling, general and administrative	168		58		—	13		239

Total operating expenses	946		122		—	28		1,096

Operating income (loss)	795		(122)			(28)		645
Investment income (expense), net	111	(a)	—		—	(20	)(b)	91

Income (loss) before income taxes	906		(122)		—	(48)		736
Income tax (expense) benefit	(239	)(c)	40		56	27		(116	)(c)

Net income (loss)	$667		$(82)		$56	$(21)		$620

Earnings (loss) per common share:
Diluted	$0.39		$(0.05)		$0.03	$(0.01)		$0.36

Shares used in per share calculations:
Diluted	1,702		1,702		1,702	1,702		1,702

Supplemental Financial Data:
Operating Cash Flow	$713		$(101	)(e)	$—	$(16)		$596
Operating Cash Flow as a % of Revenue	41%							34%

Free Cash Flow (d)	$531		$(101	)(e)	$—	$(47)		$383
Free Cash Flow as a % of Revenue	30%							22%

(a)	Includes $91 million in interest income related to cash, cash equivalents and marketable securities, which are not part of the Company’s strategic investment portfolio, $20 million in net realized gains on marketable securities and $4 million in net gains on derivative instruments, partially offset by $3 million in other-than-temporary losses on marketable securities and $1 million of interest expense.

(b)	Includes $20 million in equity in losses of investees.

(c)	The first quarter of fiscal 2006 tax rate of 16% for total QUALCOMM (GAAP) is lower than the estimated annual effective tax rate of 22% due primarily to $56 million of tax benefits recorded in the first quarter related to the expected impact of prior year tax audits completed in the quarter. The fiscal year 2006 estimated effective tax rate is approximately 22% for total QUALCOMM (GAAP) and approximately 26% for QUALCOMM pro forma.

(d)	Free Cash Flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the Condensed Consolidated Statements of Cash Flows and Marketable Securities for the three months ended December 25, 2005, included herein.

(e)	Tax benefits from stock options exercised during the quarter.

QUALCOMM Announces First Quarter Fiscal 2006 Results	Page 15 of 18
QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND MARKETABLE SECURITIES
THIS SCHEDULE IS TO ASSIST THE READER IN RECONCILING PRO FORMA CASH FLOWS FROM CASH,
CASH EQUIVALENTS AND MARKETABLE SECURITIES TO TOTAL QUALCOMM CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended December 25, 2005
		Estimated				Total
	QUALCOMM	Share-Based		Tax		QUALCOMM
	Pro Forma	Compensation		Adjustment	QSI	(GAAP)
Earnings before taxes, depreciation, amortization and other adjustments (1)	$927	$(101	)(b)	$—	$(27)	$799
Working capital changes and taxes paid (2)	(214)	—		—	11	(203)

Net cash provided (used) by operating activities	713	(101)		—	(16)	596

Capital expenditures	(182)	—		—	(31)	(213)

Free cash flow (Net cash provided by operating activities less capital expenditures)	531	(101)		—	(47)	383

Net additional share capital	181	—		—	—	181
Tax benefits from stock options exercised during the quarter	—	101	(b)	—	—	101
Other investments and acquisitions	(4)	—		—	(2)	(6)
Other items, net	3	—		—	3	6
Changes in fair value and other changes to marketable securities	49	—		—	6	55
Marketable securities pending settlement	(3)	—		—	—	(3)
Transfer from QSI (3)	8	—		—	(8)	—
Transfer to QSI (4)	(54)	—		—	54	—

Net increase in cash, cash equivalents and marketable securities (5)	$711	$—		$—	$6	$717

(1) Reconciliation to GAAP:
Net income (loss)	$667	$(82)		$56	$(21)	$620
Share-based compensation	—	82		—	—	82
Other non-cash adjustments (a)	268	(101	) (b)	(56)	(6)	105
Net realized gains on marketable securities and other investments	(20)	—		—	—	(20)
Net taxes paid	12	—		—	—	12

Earnings before taxes, depreciation, amortization and other adjustments	$927	$(101)		$—	$(27)	$799

(2) Reconciliation to GAAP:
Increase in cash resulting from changes in working capital	$(202)	$—		$—	$11	$(191)
Net taxes paid	(12)	—		—	—	(12)

Working capital changes and taxes paid	$(214)	$—		$—	$11	$(203)

(3) Cash from loan payments and sale of equity securities.

(4) Funding for strategic debt and equity investments and other QSI operating expenses.

(5) Reconciliation to GAAP cash flow statement:
Net increase in cash and cash equivalents (GAAP)	$(493)	$—		$—	$—	$(493)
Plus: Net purchases of marketable securities	1,158	—		—	—	1,158
Plus: Net increase in fair value and other changes to marketable securities	49	—		—	6	55
Less: Net decrease in marketable securities pending settlement	(3)	—		—	—	(3)

Net increase in cash, cash equivalents and marketable securities	$711	$—		$—	$6	$717

(a)	See detail on the following page.

(b)	Tax benefits from stock options exercised during the quarter.

QUALCOMM Announces First Quarter Fiscal 2006 Results	Page 16 of 18
QUALCOMM Incorporated
SUPPLEMENTAL DETAIL TO THE
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND MARKETABLE SECURITIES
(In millions)
(Unaudited)

			Three Months Ended December 25, 2005
				Estimated			Total
			QUALCOMM	Share Based	Tax		QUALCOMM
			Pro Forma	Compensation	Adjustment	QSI	(GAAP)

(a	)	Other non-cash adjustments are comprised of:
		Depreciation and amortization	$57	$—	$—	$1	$58
		Gain or loss on derivative instruments	(4)	—	—	—	(4)
		Other-than-temporary losses on marketable securities and other investments	3	—	—	—	3
		Equity in losses of investees	—	—	—	20	20
		Tax benefits from stock options exercised during the quarter	—	(101)	—	—	(101)
		Non-cash income tax expense (benefit)	227	—	(56)	(27)	144
		Other non-cash charges and (credits)	(15)	—	—	—	(15)

		Total non-cash adjustments	$268	$(101)	$(56)	$(6)	$105

RECONCILIATION OF PRIOR YEAR PRO FORMA FREE CASH FLOW
TO NET CASH PROVIDED BY OPERATING ACTIVITIES
(In millions)
(Unaudited)

	Three Months Ended December 26, 2004
			Total
	QUALCOMM		QUALCOMM
	Pro Forma	QSI	(GAAP)

Net cash provided by operating activities	$387	$10	$397

Capital expenditures	(112)	(76)	(188)

Free cash flow (Net cash provided by operating activities less capital expenditures)	$275	$(66)	$209

QUALCOMM Announces First Quarter Fiscal 2006 Results	Page 17 of 18
QUALCOMM Incorporated
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)
(Unaudited)

	December 25,	September 25,
	2005	2005
ASSETS
Current assets:
Cash and cash equivalents	$1,577	$2,070
Marketable securities	5,407	4,478
Accounts receivable, net	728	544
Inventories	195	177
Deferred tax assets	351	343
Other current assets	141	179

Total current assets	8,399	7,791
Marketable securities	2,414	2,133
Property, plant and equipment, net	1,154	1,022
Goodwill	571	571
Deferred tax assets	405	444
Other assets	486	518

Total assets	$13,429	$12,479

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$431	$376
Payroll and other benefits related liabilities	179	196
Dividends payable	148	—
Unearned revenue	149	163
Other current liabilities	253	335

Total current liabilities	1,160	1,070
Unearned revenue	141	146
Other liabilities	156	144

Total liabilities	1,457	1,360

Stockholders’ equity:
Preferred stock, $0.0001 par value; issuable in series; 8 shares authorized; none outstanding at December 25, 2005 and September 25, 2005, respectively	—	—
Common stock, $0.0001 par value; 6,000 shares authorized; 1,650 and 1,641 shares issued and outstanding at December 25, 2005 and September 25, 2005, respectively	—	—
Paid-in capital	7,134	6,753
Retained earnings	4,800	4,328
Accumulated other comprehensive income	38	38

Total stockholders’ equity	11,972	11,119

Total liabilities and stockholders’ equity	$13,429	$12,479

QUALCOMM Announces First Quarter Fiscal 2006 Results	Page 18 of 18
QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	December 25,	December 26,
	2005	2004
Revenues:
Equipment and services	$1,150	$978
Licensing and royalty fees	591	412

	1,741	1,390

Operating expenses:
Cost of equipment and services revenues	517	430
Research and development	340	228
Selling, general and administrative	239	148

Total operating expenses	1,096	806

Operating income	645	584

Investment income, net	91	120

Income before income taxes	736	704
Income tax expense	(116)	(191)

Net income	$620	$513

Basic earnings per common share	$0.38	$0.31

Diluted earnings per common share	$0.36	$0.30

Shares used in per share calculations:
Basic	1,645	1,639

Diluted	1,702	1,704

Dividends per share announced	$0.09	$0.07